Exhibit 99.4
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                               Ford Motor Company

                         SECOND QUARTER 2002 DATA SHEET
                         ------------------------------
                             2002 Compared with 2001

                                                               2002             2002                      2001
                                                              -------          -------          -----------------------
                                                              1st Qtr          2nd Qtr          2nd Qtr       Full Year
                                                              -------          -------          -------       ---------
Market Share Data (%)
      U.S.
      ----
         Car                                                   16.1%            16.7%            18.4%          17.7%
         Truck                                                 24.9%            25.7%            28.1%          27.4%
            Total                                              20.7%            21.3%            23.2%          22.8%

      Europe
      ------
         Car                                                   11.7%            11.2%            10.9%          11.0%
         Truck                                                 8.4%             7.8%             8.5%            8.6%
            Total                                              11.3%            10.8%            10.6%          10.7%

U.S. Total Marketing Costs (Ford/LM)
 -- Variable and Fixed
 (% of Gross Revenue)                                          15.7%            15.6%            14.1%          14.7%

U.S. Sales Mix (Ford/LM)
      Fleet Sales (% of Total)                                  25%              28%              28%            23%

      Red Carpet Lease (% of Total)                             14%              13%              17%            15%
      Red Carpet Lease (% of Retail)                            19%              18%              24%            20%

U.S. Inventory (Days' Supply)
      Car                                                       59               64               54              63
      Truck                                                     66               68               66              60
        Average                                                 64               67               62              61

Avg. Portfolio Borrowing Rate
      Ford Credit (%)                                          5.4%             5.1%             6.2%            6.1%

Worldwide Taxes
      Effective Tax Rate                                       32.5%            32.5%     a/     32.5%          32.5%

Common and Class B
 Shares Outstanding (Mils.)
      Average - actual                                            1,807            1,813         1,819             1,820
      Average - assuming full dilution                            1,805            2,112         1,810             1,810
      Period ended - actual                                       1,806            1,816         1,812             1,809

Common Stock price (per share)
      High                                                       $17.29           $18.23           $30.71         $31.46
      Low                                                         13.90            14.88            24.00          14.93

Cash Dividends (per share)                                        $0.10            $0.10            $0.30          $1.05


a/    Includes dividends from Ford Motor Capital Trust


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